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                                                               Exhibit 99.(j)(i)


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm as "independent auditors" under the caption "General Information" in each Prospectus and under the caption "Counsel and Independent Auditors" in the Statement of Additional Information, and to the use of our report dated September 21, 2000, with respect to the financial statements of streetTRACKS(SM) Series Trust (comprising, respectively, streetTracks(SM) Dow Jones U.S. Large Cap Growth Index Fund, streetTRACKS(SM) Dow Jones U.S. Large Cap Value Index Fund, streetTRACKS Dow Jones U.S. Small Cap Growth Index Fund, streetTRACKS(SM) Dow Jones U.S. Small Cap Value Index Fund, streetTRACKS(SM) Dow Jones Global Titans Index Fund, streetTRACKS Wilshire REIT Index Fund, streetTRACKS(SM) Morgan Stanley High Tech 35 Index Fund, streetTRACKS(SM) Morgan Stanley Internet Index Fund, FORTUNE 500(R) Index Fund, FORTUNE e-50(TM) Index Fund) included in this Pre-Effective Amendment No. 3 to the Registration Statement (Form N-1A, Registration No. 333-57793).


                                          /s/ Ernst & Young LLP
                                          -------------------------
                                          ERNST & YOUNG LLP


Boston, Massachusetts
September 21, 2000